SEC File No. 024-11767

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 1-A/A

(Amendment No. 1)

Dated: March 4, 2022

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Neon Bloom, Inc.
(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

8860 Columbia 100 Parkway
Suite 216
Columbia, MD 21045

(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Jeff Turner
897 W Baxter Dr.

South Jordan, UT 84095

801-810-4465
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

2833	20-8018146
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER I

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: March 4, 2022

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Neon Bloom, Inc.

8860 Columbia 100 Parkway
Suite 216
Columbia, MD 21045

321-430-0404

Up to 15,000,000 Shares of Common Stock

at a price range of $0.10-$0.40 per Share

Minimum Investment: $1,000

Maximum Offering: $6,000,000

See The Offering - Page 2 and Securities Being Offered - Page 31 For Further Details. None of the Securities Offered Are Being Sold by Present Security Holders. This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 365 days from the date of qualification by the Securities and Exchange Commission, Unless Extended or Terminated Earlier by The Issuer.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 3 THROUGH PAGE 10 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

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Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$0.10-$0.40	$0	$0.10-$0.40	None
Minimum Investment	$1,000	$0	$1,000	None
Maximum Offering	$6,000,000	$0	$6,000,000	None

(1)	The Company has not presently engaged an underwriter for the sale of securities under this Offering.
(2)	Does not reflect payment of expenses of this Offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”
(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.’

This Offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Neon Bloom, Inc., a Nevada Corporation (the “Company”). We are offering up to 15,000,000 Shares being offered at a price range to be determined after qualification pursuant to Rule 253(b). We have provided a bona fide estimate of $0.10-$0.40 per Share. This Offering has a minimum purchase of $1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion. The Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares that will be offered is 15,000,000 Shares of Common Stock with a Maximum Aggregate Offering Price of $6,000,000. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “NBCO”. On December 31, 2021 the last reported sale price of our common stock was $0.22.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 3.

Sales of these securities will commence within two calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD BOY” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The Shares will be sold at a fixed price to be determined after qualification. We have provided a bona fide estimate of the price range of the Offering, pursuant to Rule 253(b)(2). The Offering Price will be filed by the Company via an offering circular supplement pursuant to Rule 253(c). The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering Price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering Circular after qualification.

Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

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OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Unless otherwise indicated, the terms “Neon”, “Neon Bloom,” “NBCO,” “the Company,” we,” “our,” and “us” are used in this Offering Circular to refer to Neon Bloom, Inc. and its subsidiaries.

Business Overview

Neon Bloom, Inc., through its wholly owned subsidiary Bazelet Health Systems, Inc., is a professional healthcare organization leading cannabis science and the development of federally compliant, non-psychoactive cannabis products. For further information about the Company and its plan of operations, see the section entitled “Description of Business” beginning on page 18.

Issuer:	Neon Bloom, Inc.

Type of Stock Offering:	Common Stock

Price Per Share:	To be determined after qualification. We have provided a bona fide estimate of the expected range of the price per share of $0.10-$0.40.

Minimum Investment:	$1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$6,000,000. The Company will not accept investments that would be, in aggregate, greater than the Maximum Offering amount.

Maximum Shares Offered:	15,000,000 Shares of Common Stock

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Method of Subscription:	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, or ACH. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. Subscriptions are irrevocable and the purchase price is non-refundable.

Use of Proceeds:	See the description in the section entitled “USE OF PROCEEDS TO ISSUER” on page 15 herein.

Voting Rights:	The Shares have full voting rights.

Trading Symbols:	Our common stock is directly quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “NBCO”.

Transfer Agent and Registrar	Transfer Online is our transfer agent and registrar in connection with the Offering.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 365 days from the date of qualification by the Commission, (3) the Company in its sole discretion extends the offering beyond 365 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	150,424,000 Shares
Common Stock in this Offering	15,000,000 Shares
Stock to be outstanding after the offering (2)	165,424,000 Shares

(1)	As of the date of this Offering Circular.
(2)	The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

Investment Analysis

There is no assurance the Company will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Related to the Company and Its Business

We have a limited operating history.

Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

We are dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current management team, especially our current executive officer. Loss of this individual could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the printing industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

Although we are dependent upon certain key personnel, we do not have any key man life insurance policies on any such people.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of those key personnel, management, or founders die or become disabled, we will not receive any compensation that would assist with any such person’s absence. The loss of any such person could negatively affect our business and operations.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

We have engaged in certain transactions with related persons.

Please see the section of this prospectus entitled “Interest of Management and Others in Certain Transactions”.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our bank accounts will not be fully insured.

The Company’s regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company’s banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

Our business plan is speculative.

Our present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company will likely incur debt.

The Company has incurred debt in the past, and as of September 30, 2021, owed $342,3141 in promissory notes payable. In order to fund future obligations, it is likely that we will have to incur additional debt in the future.. Complying with obligations under existing or future debt obligations may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Increased costs could negatively affect our business.

An increase in the cost of raw materials could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials. To date, the sourcing and availability of raw materials has not been problematic and does not pose a significant risk to the Company, but the Company may be adversely affected by shortages of raw materials and/or an increase in their cost. In addition, energy cost increases could result in higher transportation, freight and other operating costs. We may not be able to increase our prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

We may be unable to maintain or enhance our product image.

It is important that we maintain and enhance the image of our existing and new products. The image and reputation of the Company’s products may be impacted for various reasons, including litigation. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company’s insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company’s products could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

If we are unable to protect our Intellectual Property effectively, we may be unable to operate our business.

Our success will depend on our ability to obtain and maintain meaningful Intellectual Property Protection for any such Intellectual Property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s financial results as well as your investment.

Computer, website, or information system breakdown could negatively affect our business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business

●	our ability to manage the Company’s growth

●	whether the Company can manage relationships with key vendors and advertisers

●	demand for the Company’s products and services

●	the timing and costs of new and existing marketing and promotional efforts competition

●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

●	the overall strength and stability of domestic and international economies

●	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

Our operations may not be profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we may experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of our business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company’s financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company’s results of operations.

We face competition from a number of large and small companies, some of which have greater financial, research and development, production, and other resources than we do.

In many cases, our competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. Our ability to compete depends, in part, upon a number of factors outside of our control, including the ability of our competitors to develop alternatives that are superior. If we fail to successfully compete in the relevant markets, or if we incur significant expenses in order to compete, it could have a material adverse effect on the Company’s results of operations.

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering.

Our business is dependent upon suppliers.

While we have only recently begun developing and manufacturing our own products, we still heavily use other suppliers and other manufacturers to obtain our products. We have supply agreements with these suppliers and manufacturers. We continue to develop relationships and enter into agreements with manufacturers and suppliers. Nevertheless, we remain dependent upon a limited number of suppliers for our products and the dependability of these suppliers and manufacturers directly impact our ability to maintain inventory and distribute our products. Although we do not anticipate difficulty in obtaining adequate inventory at competitive prices, we can offer no assurance that such difficulties will not arise. The extent to which supply disruption will affect us remains uncertain. Our inability to obtain sufficient quantities of raw materials at competitive prices would have a material adverse effect on our business, financial condition and results of operations.

We are subject to numerous potential regulatory matters. If the DEA were to take actions against CBD products as Schedule 1 controlled substances, it could cause us to reduce or even cease operations.

The Drug Enforcement Administration (“DEA”) which enforces the controlled substances laws of the United States has issued various rules and announcements concerning various items considered to be marihuana extracts which may encompass cannabinoids. The DEA created a separate Administration Controlled Substances Code number for marijuana extract earlier this year, defined to cover an extract containing one or more cannabinoids, and stated that such extracts will continue to be treated as Schedule I controlled substances.

If the DEA were to take actions against CBD products as Schedule 1 controlled substances or restrict the marketing or distribution of any CBD product, it would likely result in us reducing or ceasing operations.

Risks Related to this Offering and Investment

We may undertake additional equity or debt financing that would dilute the shares in this offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “Best Efforts” basis and we may not raise the Maximum Amount being offered.

Since we are offering the Shares on a “best efforts” basis, there is no assurance that we will sell enough Shares to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use of Proceeds to Issuer which we have outlined in this Prospectus or to meet our working capital needs.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this Offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our shares.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

We may not be able to obtain additional financing.

Even if we are successful in selling the maximum number of Shares in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by us based upon our present and anticipated financing needs and bears no relationship to our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in application of proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An investment in our Shares could result in a loss of your entire investment.

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no assurance that we will be able to pay dividends to our Shareholders.

While we may choose to pay dividends at some point in the future to our shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

Sales of a substantial number of shares of our stock may cause the price of our stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity related securities at a time and price that we deem reasonable or appropriate.

We have made assumptions in our projections and in Forward-Looking Statements that may not be accurate.

The discussions and information in this Prospectus may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Prospectus, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Prospectus contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Prospectus or in other reports issued by us or by third-party publishers.

You should be aware of the long-term nature of this investment.

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

There is no guarantee of any return on your investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Prospectus and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our Subscription Agreement identifies the state of Nevada for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this [Subscription] Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this offering shall be determined in accordance with the laws of the state of Nevada. Furthermore, the Subscription Agreement establishes the state and federal courts located in Nevada as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum in disputes with the Company and its directors, officers, or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DETERMINATION OF OFFERING PRICE

The Offering Price will be determined after qualification pursuant to Rule 253(b). The Offering Price will be arbitrarily determined and is not meant to reflect a valuation of the Company.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 9% of the total Shares of common stock of the Company. The Company anticipates that, subsequent to this Offering, the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

The Company’s historical net tangible book value as of September 30, 2021 was $(307,496). Historical net tangible book value equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified. Net tangible book value per share is an estimate based on the net tangible book value as of September 30, 2021 and 150,399,000 shares of common stock outstanding as of the date of this Offering Circular.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering (before deducting our estimated offering expenses of $25,000):

	100%	75%	50%	25%
Funding Level	$6,000,000	$4,500,000	$3,000,000	$1,500,000
Offering Price	$0.40	$0.40	$0.40	$0.40
Net tangible book value per share of Common Stock before this Offering	$(0.002)	$(0.002)	$(0.002)	$(0.002)
Increase in net tangible book value per share attributable to new investors in this Offering	$0.036	$0.028	$0.019	$0.010
Net tangible book value per share of Common Stock, after this Offering	$0.034	$0.026	$0.017	$0.007
Dilution per share to investors in the Offering	$0.366	$0.374	$0.383	$0.392

(1)	Based on net tangible shareholders equity book value as of September 30, 2021 of $(307,496) and 150,424,000 outstanding shares of Common Stock as of the date of this Offering Circular.

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $6,000,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

This is an offering made under “Tier 1” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $6,000,000 The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $5,975,000 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use substantially all of the net proceeds for general working capital and acquisitions. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

Assuming $0.40 Offering Price (Max):	10%	25%	50%	75%	100%
Working Capital	$150,000	$500,000	$2,000,000	$3,500,000	$5,000,000

Research and Development	$50,000	$250,000	$250,000	$250,000	$250,000

Inventory	$300,000	$500,000	$500,000	$500,000	$500,000

Debt Repayment	$125,000	$250,000	$250,000	$250,000	$250,000

Total	$600,000	$1,500,000	$3,000,000	$4,500,000	$6,000,000

Assuming $0.25 Offering Price (Midpoint):	10%	25%	50%	75%	100%
Working Capital	$100,000	$287,500	$875,000	$1,812,500	$2,750,000

Research and Development	$25,000	$75,000	$250,000	$250,000	$250,000

Inventory	$250,000	$500,000	$500,000	$500,000	$500,000

Debt Repayment	$0	$75,000	$250,000	$250,000	$250,000

Total	$375,000	$937,500	$1,875,000	$2,812,500	$3,750,000

Assuming $0.10 Offering Price (Min):	10%	25%	50%	75%	100%
Working Capital	$75,000	$100,000	$200,000	$350,000	$500,000

Research and Development	$0	$25,000	$50,000	$100,000	$250,000

Inventory	$75,000	$250,000	$500,000	$500,000	$500,000

Debt Repayment	$0	$0	$0	$175,000	$250,000

Total	$150,000	$375,000	$750,000	$1,125,000	$1,500,000

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

Debt repayment means the repayment of promissory notes that were issued to Michael Elzufon, the Company's CEO and Robyn Frick, the Company's President. The note issued to Michael Elzufon accrues interest a rate of 8%, has a maturity date of February 18, 2022, and has an outstanding principal balance of $211,476. The note issued to Robyn Frick is non-interest bearing, payable on demand, and has an outstanding principle balance of $26,612.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

DESCRIPTION OF BUSINESS

Corporate History

The Company was incorporated on August 7, 2006, under the laws of the State of Nevada. Its fiscal year end is December 31. On December 1, 2006, the Company and Phoenix Aerospace, Inc. entered into a Share Exchange Agreement whereby Phoenix Aerospace, Inc. exchanged all of its issued and outstanding common shares for 3,000,000 of the Company’s common shares. As a result of this transaction, Phoenix Aerospace, Inc. became a wholly owned subsidiary of the Company. The Company ceased operations in late 2011 and was abandoned by its then-current management team. The Company has fully impaired all assets since the shutdown of its operations in 2011 and has recorded the effects of this impairment as part of its discontinued operations.

On September 4, 2018, the Eighth District Court of Clark County, Nevada, granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. Because of a lack of success, the Company's previous management team stopped performing their duties and allowed the Company to become defunct and lose its charter. The order appointed Small Cap Compliance, LLC as custodian with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock and authorize new classes of stock. On September 7, 2018, the Company filed a Form 15 terminating the registration of its Common Stock under Section 12(g) of the Securities Exchange Act of 1934.

Small Cap Compliance, LLC performed the following actions in its capacity as custodian:

●	funded any expenses of the company including paying off outstanding liabilities, incurred in 2018.

●	brought the Company back into compliance with the Nevada Secretary of State, resident agent, transfer agent, and OTC Markets Group

●	Appointed officers and directors and held a shareholders meeting

Small Cap Compliance, LLC received $40,000 in 2018 from Doug DiSanti, the Company's former CEO, in connection with performing its role as custodian of the Company and paying Company debt.

On September 6, 2018, Rhonda Keaveney, the owner and manager of Small Cap Compliance, was appointed officer and director; she resigned from all positions held in the Company on September 25, 2018.

On September 26, 2018, the Company acquired Neon Bloom, Inc. f/k/a Green Leaf Investment Fund, Inc. (the “Subsidiary”). This acquisition was made by the issuance of shares at a one for one conversion rate with the existing shareholders of the Subsidiary.

On September 28, 2018, the Company amended its Articles of Incorporation to change its authorized common and preferred stock. Per the amendment the Company then had 150,000,000 common shares and 5,000,000 preferred shares authorized. In addition, the 5,000,000 preferred shares were designated Series A. The preferred shares have 500 to 1 voting right compared to common stock. The preferred shares do not receive a dividend and can’t be converted into common stock.

On February 22, 2019, the Company filed Form 10-12G with the SEC. On April 10, 2019 the company decided to voluntarily withdraw the registration.

On April 8, 2020, the Company amended its Articles of Incorporation to change its authorized common stock. Per the amendment the Company now has 250,000,000 common shares authorized.

On January 28, 2021, the Company completed the acquisition of Bazelet Health Systems, Inc. in an all-stock transaction. The Company issued 120,000,000 of its common stock for 100% of the outstanding shares in Bazelet. As a result of the acquisition, Dr. Salsburg Family Trust, LLC was issued 250,000 shares of Series A Preferred Stock, David Grand was issued 250,000 shares of Series A Preferred Stock, and Robyn Frick was issued 250,000 shares of Series A Preferred Stock.

On February 4, 2021, as part of the acquisition, Mr. Werthmann resigned from all positions with the Company and retired his 200,000 preferred shares.

On March 12, 2021, Michael Elzufon was appointed Interim-CEO of Bazelet as the Company explored options to appoint a full time CEO.

On April 26, 2021, the Company issued Dr. Francisco Ward 50,000 common shares and appointed him President and Chief Medical Officer of Bazelet.

Subsidiaries

We operate primarily through our wholly owned subsidiary, Bazelet Health Systems, Inc., a Delaware corporation. (“Bazelet”). Bazelet is the owner of Bazelet Oglesby, LLC, a Delaware limited liability company, Bazelet Research, LLC, a Florida limited liability company, and Bazelet Medical Products, Inc., a Delaware corporation.

Plan of Operations

The Company is a science-based company that uses plant science, innovative proprietary products and technology to promote wellness and remedies in the medical cannabis and hemp industries.

The Company’s wholly owned subsidiary, Bazelet Health Systems, Inc., is the licensed US plant patent, trademark, and manufacturer of Panakeia™, the world’s first patented cannabis plant (US Plant Patent number US PP32,725 P2). Panakeia™ contains 0.00% tetrahydrocannabinol (THC) making it the first and only federally legal cannabis plant.

Panakeia™ is a new and distinct variety of cannabis sativa (L.). With Panakeia™, Bazelet developed proprietary ingredient used in the manufacturing and commercial supply of food, drug, and cosmetic products that comply with the Food, Drug and Cosmetic Act. The proprietary ingredient is a therapeutic, whole plant extract containing a very rare and special cannabinoid; Cannabigerol (CBG). CBG has different pharmacodynamics to THC and CBD. CBG binds more strongly to the CB2 receptor, which is located in the immune system, including neuroglia cells. CBG can act as an anti-inflammatory, antioxidant, analgesic, anti-arthritic, neuroprotective, cognitive enhancing, antidepressant/ anxiolytic, metabolic, antidiabetic and has other clinical effects.

The potential implications of Panakeia™ and the proprietary ingredient are significant, far reaching, and could have a profound effect on how medicines are discovered, developed, and manufactured. Bazelet believes all people deserve to live healthy lives. This drives Bazelet’s desire to provide affordable health products.

Bazelet is breeding advanced, unique cannabis plants and expects them to positively transform global food supply chains. Bazelet’s scientific work is leading to next generation super food ingredients, derived from very therapeutic, non-psychoactive cannabis.

The primary industry markets for the Bazelet proprietary ingredient:

●	Food, beverage, and supplements

●	Over The Counter, Non-prescription Drugs

●	Alternative Tobacco Products

●	Cosmetics, beauty and personal care products

●	The DEA, its Bulk Manufacturers and its DEA Registered Researchers

In addition to those Products, Bazelet established and is launching the Cannabis Education and Research Initiative (“cERI”) in order to commercialize its scientific and educational assets and obtain profitable government and private sector funding surrounding cannabis. cERI will provide academic and scientific infrastructure supporting agricultural, biomedical, pharmaceutical, and pharmacological research. cERI will be “first to market” with science-based, evidence-based, accredited cannabis education course work.

Employees

As of the date of this Offering Circular, the Company has seven employees, including its officers, of which two are full time. There is no collective agreement between the Company and its employees. The employment relationship between employees and the Company are individual and standard for the industry.

Property

Our corporate officers are located at: 8860 Columbia 100 Parkway, Suite 216, Columbia, MD 21045

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations

Nine Months ended September 30, 2021 compared to Nine Months ended September 30, 2020.

The acquisition of Bazelet on January 28, 2021 caused a significant increase in Company operations. As a result, our revenues, expenses, and overall cash flows significantly increased for the period ended September 30, 2021 compared to the period ended September 30, 2020. A summary of the material changes is included below.

For the nine months ended September 30, 2021 and 2020, the Company generated $68,266 and $0, respectively in revenues.

Cost of goods sold for the nine months ended September 30, 2021 and 2020 was $18,714 and $0, respectively.

Total operating expenses for the nine months ended September 30, 2021 and 2020 was $176,502 and $1,075, respectively.

For the nine months ended September 30, 2021, the Company experienced a net loss of $256,647 compared to $1,075 for the nine months ended September 30, 2020.

Liquidity and Capital Resources

Net cash used in operating activities was $199,586 for the nine months ended September 30, 2021 and $42 for the nine months ended September 30, 2020.

Net cash used in investing activities was $54,639 for the nine months ended September 30, 2021 and $0 for the nine months ended September 30, 2020.

Net cash flows provided by financing activities was $254,262 for the nine months ended September 30, 2021 and $0 for the nine months ended September 30, 2020.

As of September 30, 2021, the Company had $36 in cash to fund its operations.

Years ended December 31, 2020 and 2019.

For the years ended December 31, 2020 and 2019, the Company had no revenues.

Operating expenses for the years ended December 31, 2020 and 2019 were $3,125 and $20,524,511, respectively. This was due to the costs associated with the Company’s custodianship.

Net loss for the years ended December 31, 2020 and 2019 were $3,125 and $20,524,587, respectively.

Liquidity and Capital Resources

Net cash used in operating activities for the years ended December 31, 2020 and 2019 was $228,022 and $59,759, respectively.

There was no net cash used in investing activities for the years ended December 31, 2020 and 2019.

Cash flows from financing activities for the years ended December 31, 2020 and 2019 was $0 and $9,502, respectively.

As of December 31, 2020, the Company had $0 in cash to fund its operations.

Going Concern

The financial statements attached to this Offering Circular have been prepared assuming that the company will continue as a going concern which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. Additional financing is needed for the successful completion of the company’s contemplated plan of operations and its transition, ultimately, to the attainment of profitable operations. The company’s ability to raise additional equity or debt financing is unknown. An inability to resolve these factors would raise substantial doubts about the company’s ability to continue as a going concern. These financial statements do not include any adjustments that may result from the outcome of the aforementioned uncertainties.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon the Company’s condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with the Company’s Board of Directors, management has identified in the accompanying financial statements the accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

Recently Issued Accounting Pronouncements

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of the date of this Offering Circular, there were no off-balance sheet arrangements.

Subsequent Material Events

The Company evaluates subsequent events that have occurred after the balance sheet date of September 30, 2021 and up through the date of this Offering Circular. There are two types of subsequent events: (i) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (ii) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date.

On December 22, 2021, the Company amended its Articles of Incorporation to (i) increase the number of authorized shares of Common Stock of the Corporation to 750,000,000; and (ii) designate 2,000,000 shares of Preferred Stock as Series B Preferred Stock. On December 22, 2021, 2,000,000 shares of Series B Preferred Stock were authorized to be issued to Michael Elzufon as compensation for services previously rendered to the Company.

The Company has determined that there are no additional events that would require adjustment to or disclosure in the attached financial statements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth regarding our executive officers, directors and significant employees, including their ages as of the date of this Offering Circular:

Name	Position	Age	Hours Worked per Week	Director or Officer Since
Michael Elzufon	CEO, Director	52	40	August 30, 2021
Robyn Frick	President	78	14	August 30, 2021
David Grand	Secretary	47	20	August 30, 2021
Steven Salsburg, MD	Treasurer	79	4	August 30, 2021

Michael Elzufon, CEO/Director

Mr. Elzufon, a Bazelet co-founder, works with US policy makers and senior leadership at several federal agencies managing and expanding the regulatory framework and science-based policy of cannabis sativa L., Panakeia™, and the Company’s non-psychoactive, 0.00% THC cannabis products. He is also actively working on bi-partisan efforts that include expanding domestic and international medical partnerships with Dr. Ward and is leading the successful implementation of the Company’s current business objectives.

Mr. Elzufon is a strategic thinker, a resilient, persistent, accomplished visionary. He has led several successful companies and economic outcomes for private and public sectors alike by building consensus driven teams committed to sound implementation of company goals and objectives. Mr. Elzufon is an economic developer, a humanitarian, a business leader, and now nearly a decade invested, internationally experienced in cannabis science, production, education, regulation and distribution.

Mr. Elzufon is the founder and sixteen-year former CEO of Renovation Systems Inc. (RSI). Mr. Elzufon has owned, financed, designed and developed over 2.0 million square foot real estate, structured and secured more than $1.5B in financing of commercial real estate, including a 3,000+ room portfolio of landmark resorts & hotels. Prior to full time work at Bazelet, Mr. Elzufon was a principal developer of $120M+ multi-family construction and two planned urban development’s delivering more than $300M of economic impact.

Mr. Elzufon is directing the Company’s international relationships in Israel, Spain, India, Nepal, Brazil, the United Arab Emirates, and a growing number of EU nations.

Robyn Frick, President

An accomplished educator and former airline industry executive in charge of airport operations, inflight, corporate recruitment, classroom instruction and hands-on-training; Recognized for presentation and motivational skills in corporate training and development. Ms. Frick is Director of Bazelet Learning, the education, learning and advisory unit of Bazelet Health Systems.

Ms. Frick co-developed and facilitated the Cornerstones of People Management Training programs for Northwest Airlines. Targeting 1,000 mid and upper-level management designed to influence executive leadership and managers toward positive outcomes.

Further, Robyn directed job skills programs that trained over 11,000 employees. Talent recruitment, hiring and training instructor staff and support personnel were her responsibilities. She facilitated Train the Trainer, developed cross training, and instructed on FAA mandated curriculum. Ms. Frick was the National Director for Critical Incident Stress Management programs for Northwest Airlines flight attendants and managers.

Ms. Frick is an experienced educator holding a Master of Education degree and is a recipient of the prestigious New York State Teacher of the Year award.

Ms. Frick has authored and co-developed Bazelet’s course Cannabis 100, a ten-unit, three credit hour college course for undergraduate students. She is working with Dr.’s Ward, Blanton and Hoffberg on 200 and 500 level courses Bazelet will publish in 2022.

David Grand, Secretary

Mr. Grand has studied and worked with scientific research labs in the US, Brazil, Japan, Singapore, Mexico, Canada, Israel, United Kingdom, Nepal, India and even in-depth study in Cuba.

An international development professional engaged in healthcare, new technology and the Cannabis Industry having traveled the world much of the last ten years studying firsthand, the origins of the cannabis sativa species, its cultural history and use throughout civilization.

David has a commanding knowledge of the molecular structure of cannabis sativa L and oversees the ongoing research for the company and Bazelet’s acclaimed heirloom genetics: Bazelet Landrace Genetics [“BLGs”].

Mr. Grand is a leading researcher one of the most extensive cannabinoid related research ever compiled on the safety and effectiveness of products containing cannabinoids. He was involved in an in-depth collaboration with Dr. Ethan Russo related to confidential research with GW Pharmaceutical regarding cannabis regulatory affairs.

Mr. Grand manages a highly effective news platform keeping him up to date of legislation, economic impacts, products and education regarding cannabis.

Steven Salsburg, Treasurer

A former Lieutenant, pilot and surgeon for the US Navy, Dr. Salsburg is a member of the American Academy of Ophthalmology and was a Fellow of the American College of Surgeons and was a Commissioned Colonel and Chief Medical Officer of headquarters staff, U.S. National Defense Corps.

Dr. Salsburg is a graduate of Cornell University and the SUNY Medical School. He completed his residency program in Ophthalmology at Strong Memorial Hospital, Rochester, NY, where he became Assistant Professor of Ophthalmology.

Dr. Salsburg established Twin Tiers Eye Care Associates and practiced Ophthalmology there for nearly twenty years. He has been involved in numerous medical research projects on mental health, pain management, alternative medicine and on a condition known as intraocular hypertension,

A founding partner of Bazelet Health Systems, Dr. Salsburg is part of the company’s medical leadership and brings the wisdom from a medical career that began on the battlefield and decades of experience as a private practice surgeon.

Walter Tabaschek, Chief Operating Officer & Chief Financial Officer of Bazelet Health Systems, Inc

Walter Tabaschek is a Senior Finance and Operations Executive coming to Bazelet Health after nearly a two-decade career with Bunge LTD., a $45.7B Fortune 500 agribusiness and food multinational.

At Bunge LTD., Walter was fast tracked to a Controller role at European headquarters in Geneva, Switzerland, promoted from Finance Director to Director of Global Operations at global headquarters and selected to direct a $150M P&L for Global Customer Finance.

Mr. Tabaschek will lead Bazelet’s global operations and financial strategy that will propel its multinational business to higher levels of performance, profitability, efficiency, and customer focus. Walter instituting a deal decision matrix and pursuit strategy that will deliver agile, timely and customer-oriented environment and enable unprecedented gains in margin and volume.

Widely experienced in his ability to drive improvements that lead to peak financial and operational efficiency, Walter has a career-long reputation for preparing businesses for higher levels of growth and performance. As a trusted strategic advisor and business partner to CEOs and executive teams, Walter is skilled in facilitating the execution of M&As, strategic plans and organizational restructuring. Walter has been repeatedly selected to lead start-ups, turn- arounds and mergers and acquisitions of global operations and finance organizations in North America, Europe, Latin America, and Mexico.

Previously, Walter functioned as COO of the global Financial Services Group executing up to 25 billion trades per year. In this role, he led the optimization of 4 different businesses across 20 countries to increase cost efficiencies. In a prior role, Walter held CFO-level accountability for launching the newly formed Group from scratch and directed the entire finance function.

As Controller at Bunge’s European headquarters in Geneva, Walter was a senior member of the team that acquired a $1.4B business and then consolidated operations and integrated the acquisition into the wider business. Walter began his career at Cargill where he served in finance leadership roles in Latin America and USA.

Walter earned a Bachelor of Business Administration and Accounting from Universidad Nacional de Lomas de Zamora in Buenos Aires, Argentina. Walter holds citizenship in the USA, Argentina and Italy and is fluent in Spanish, English and Portuguese and proficient in French and Italian.

Board of Directors

Our board of directors currently consists of one director, who is not considered “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Compensation of Directors and Executive Officers

Executive and Director Compensation

Effective December 20, 2021, the Company entered into and employment agreement with Michael Elzufon under which he agreed to serve as Chief Executive Officer for one year. He will receive compensation in the form of 1,800,000 shares of Common Stock of the Company for the year and also will receive “Market Rate Compensation” in cash and employment benefits during the year beginning at such time as the Company has received $2,500,000 in equity funding. Until he is paid Market Rate Compensation, he will earn $180,000 annual “Interim Compensation” which will accrue until the Company has received $500,000 in equity funding.

Effective December 10, 2021, the Company’s subsidiary Bazelet Health Systems, Inc. entered into and employment agreement with Walter Tabaschek under which he agreed to serve as Chief Operating and Financial Officer. He will receive compensation in the form of 600,000 shares of Common Stock of the Company. Mr. Tabaschek will receive “Market Rate Compensation” in cash and employment benefits beginning at such time as the Company has received equity funding of at least $20,000,000. Until he is paid Market Rate Compensation, he will earn $150,000 annual “Interim Compensation” which will accrue until the Company has received equity funding of at least $2,500,000.

We have no other standard arrangement to compensate our directors or executive officers for their services in their capacity. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board and executive compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Summary Compensation Table

The following table represents information regarding the total compensation of our officers and directors for the year ended December 31, 2021.

Name & Principal Position	Fiscal Year ended December 31,	Cash Compensation ($)	Other Compensation ($)	Total ($)
Michael Elzufon, Director	2021	0	0	0
Robyn Frick, President	2021	0	0	0
David Grand, Secretary	2021	23,642	0	0
Steven Salsburg, MD, Treasurer	2021	0	0	0

(a)	Robyn Frick, David Grand, and Steven Salsburg were each issued 40,000,000 shares of Common Stock and 250,000 shares of Series A Preferred Stock on February 1, 2021. These shares were issued as consideration for the Bazelet acquisition and were not issued as compensation for services performed as officers or directors of the Company.

Bazelet Health Systems, Inc. accrues deferred compensation for two of its officers at a combined rate of $17,990 per month. Bazelet also has employment agreements with two of its officers under which Bazelet pays no cash compensation but has agreed to issue up to 500,000 shares of Neon Bloom common stock to said officers over the next nine months, subject to those officers meeting certain conditions.

Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

Stock Incentive Plan; Options; Equity Awards

We have not adopted any long-term incentive plan that provides compensation intended to serve as incentive for performance. None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as the date of this Offering Circular.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. Percentage of beneficial ownership before the offering is based on 150,424,000 Shares of Common Stock outstanding and 750,000 shares of Series A Preferred Stock outstanding and 2,000,000 shares of Series B Preferred Stock outstanding as of the date of this Offering Circular. Percentage of beneficial ownership after the Offering assumes the sale of the Maximum Offering Amount.

Name and Position	Class	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After Offering
		Number	Percent	Number	Percent
Michael Elzufon, Director	Common	-	-	-	-
	Series A Preferred	-	-	-	-
	Series B Preferred	2,000,000	100%	2,000,000	100%

Robyn Frick, President	Common	40,000,000	26.6%	40,000,000	20.0%
	Series A Preferred	250,000	33.3%	250,000	33.3%
	Series B Preferred	-	-	-	-

David Grand, Secretary	Common	40,000,000	26.6%	40,000,000	20.0%
	Series A Preferred	250,000	33.3%	250,000	33.3%
	Series B Preferred	-	-	-	-

Steven Salsburg, MD, Treasurer	Common	-	-	-	-
	Series A Preferred	-	-	-	-
	Series B Preferred	-	-	-	-

Dr. Salsburg Family Trust, LLC, 5%+ Shareholder (Whitney Elzufon and Alexander Elzufon)	Common	40,000,000	26.6%	40,000,000	20.0%
	Series A Preferred	250,000	33.3%	250,000	33.3%
	Series B Preferred	-	-	-	-

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company owes an aggregate amount of $309,057 in deferred management fees to Michael Elzufon and David Grand and $197,141 in promissory notes payable to Michael Elzufon for expenses advanced on behalf of Bazelet as of September 30, 2021.

On December 22, 2021, the Company agreed to issue 2,000,000 shares of Series B Preferred Stock to Michael Elzufon as compensation for services previously rendered to the Company.

During the last two full fiscal years and the current fiscal year, there are no additional transactions or proposed transactions involving the Company and a related party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 750,000,000 shares of common stock. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above. In the event of the dissolution, liquidation or winding up of Neon Bloom, Inc., the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Nevada. Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Nevada provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of Neon Bloom, Inc. with any corporation, or any liquidation or disposition of any substantial assets of Neon Bloom, Inc.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of Preferred Stock. The Company has designated two classes of Preferred Stock, the Series A Preferred and Series B Preferred.

Series A Preferred

The Company has designated 750,000 shares of Series A Preferred Stock, of which 750,000 shares are issued and outstanding. The holders of Series A Preferred Stock are entitled to vote on all matter submitted to the holders of Common Stock for approval. Each holder of Series A Preferred Stock is entitled to 500 votes for every 1 share of Series A Preferred Stock owned. The Series A Preferred Stock is not convertible and has no dividend rights.

Series B Preferred

The Company has designated 2,000,000 shares of Series B Preferred Stock, of which 2,000,000 shares are issued and outstanding. The holders of Series B Preferred Stock are entitled to vote on all matters submitted to the holders of Common Stock for approval. Each holder of Series B Preferred Stock is entitled to 20 votes for every 1 share of Series B Preferred Stock. Each share of Series B Preferred Stock is convertible into 20 shares of Series B Preferred Stock with the consent of the holders of a majority of the issued and outstanding shares of Series B Preferred Stock. The Series B Preferred Stock has no dividend rights.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

Because this is a best-efforts offering, there is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor $1,000 (the ‘Minimum Subscription’).

A subscription for $1,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Transfer Online to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Nevada. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Nevada as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Transfer Agent

Our transfer agent is Transfer Online, Inc., 512 SE Salmon Street Portland, OR 97214. Our transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum number of shares of Common Stock offered in this Offering are sold, there will be 156,424,000 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(v)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Jeff Turner, JDT Legal, PLLC.

REPORTS

Following this Tier 1, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A, in addition to our reporting requirements under the OTC Pink Basic Disclosure Guidelines.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

PART F/S: FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS

NEON BLOOM, INC.

NEON BLOOM, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash	$36	$-
Accounts receivable, net	33,016	-
Prepaid and other current assets	108,501	-
Total current assets	141,553	-

Intangible assets	21,274
Investments – plant breeding assets	97,676
Patents, trademarks and licensing	156,331	-
TOTAL ASSETS	$416,833	$-

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	73,131	-
Deferred management fees payable	309,057	-
Note payable – related party	197,141	-
Convertible notes payable	145,000	-
Total current liabilities	724,329	-

Commitments and Contingencies	-	-

STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred stock, par value $0.001 per share: 5,000,000 shares authorized; 750,000 and 200,000 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	750	200
Common stock, par value $0.001 per share; 250,000,000 shares authorized; 150,300,000 and 30,000,000 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	150,300	30,000
Additional paid in capital	43,950	22,228,682
Accumulated Deficit	(502,496)	(22,258,882)
Total stockholders’ (deficit) equity	(307,496)	-

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$416,833	$-

The accompanying notes are an integral part of these consolidated financial statements.

NEON BLOOM, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues	$-	$11,000	$68,266	$11,000
Cost of sales	-	-	(18,714)	-
Gross profit	-	11,000	49,552	11,000

Operating expenses
Professional fees	167,500	4,800	203,800	4,800
Bad debt expense	35,250	-	35,250	-
General and administrative expense	13,445	7,309	49,415	12,513
Selling and marketing expense	6,838	961	33,237	961
Management fees	5,800	-	23,642	-
Research and development expense	5,311	-	6,548	-
Salaries and wages	4,740	1,950	9,609	1,950
Total operating expense	238,885	15,021	361,502	20,224

Net loss from operations	(238,885)	(4,021)	(311,950)	(9,224)

Other income (expense)	(48,170)	(35,589)	(129,697)	(106,767)
Total other income and (expenses)	(48,170)	(35,589)	(129,697)	(106,767)

Net loss	$(287,056)	$(39,610)	$(441,647)	$(115,991)

Net loss per common share – basic and diluted	$-	$-	$-	$-

Weighted average common shares outstanding – basic and diluted	150,300,000	30,000,000	137,933,942	30,000,000

The accompanying notes are an integral part of these consolidated financial statements.

NEON BLOOM, INC. AND SUBSIDIARY.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND

THE PERIOD JANUARY 06, 2020(INCEPTION) TO SEPTEMBER 30, 2020

(Unaudited)

For the Nine months ended September 30, 2021

	Series A Preferred Stock		Common Stock		Additional
	Number of Shares	Par Value	Number of Shares	Par Value	Paid in Capital	Accumulated Deficit	Totals
Balance - December 31, 2020	-	$-	100,000,000	$10,000	$-	$(60,849)	$(50,849)

Effect of reverse merger	750,000	750	50,000,000	140,000	(140,750)	-	-
Stock issued for services			250,000	250	162,250		162,500
Net loss	-	-	-	-	-	(241,831)	(241,831)
Balance - March 31, 2021	750,000	$750	150,250,000	$150,250	$21,500	$(302,680)	$(130,180)

Stock issued for services			50,000	50	22,450		22,500
Net loss						(75,260)	(75,260)
Balance - June 30, 2021	750,000	750	150,300,000	$150,300	$43,950	$(377,940)	$(182,940)

Net loss						(124,556)	(124,556)
Balance - September 30, 2021	750,000	750	150,300,000	$150,300	$43,950	$(502,496)	$(307,496)

The accompanying notes are an integral part of these consolidated financial statements.

For the period Inception to September 30, 2020

	Series A Preferred Stock		Common Stock		Additional
	Number of Shares	Par Value	Number of Shares	Par Value	Paid in Capital	Accumulated Deficit	Totals
Inception - January 06, 2020	-	$-	100,000,000	$10,000	$	$-	$10,000

Net loss	-	-	-	-	-	(40,609)	(40,609)
Balance - March 31, 2020	-	$-	100,000,000	$10,000	$-	$(40,609)	$(30,609)

Net loss						(35,773)	(35,773)
Balance - June 30, 2020	-	-	100,000,000	$10,000	$-	$(76,382)	$(66,382)

Net loss						(39,610)	(39,610)
Balance - September 30, 2020	-	-	100,000,000	$10,000	$-	$(115,991)	$(105,991)

NEON BLOOM, INC. AND SUBSIDIARY.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD

(Unaudited)

	For the Nine Months Ended September 30,	For the Period January 06, 2020 (inception) to September 30,
	2021	2020
OPERATING ACTIVITIES:
Net Loss	$(441,647)	$(115,991)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Shares issued for services	185,000	-
Changes in assets and liabilities
Accounts receivable	(33,016)	-
Prepaid expenses	(108,501)	-
Accounts payable and accrued expenses	198,577	68,468
NET CASH USED IN OPERATING ACTIVITIES	(199,586)	(47,523)

Investment in plant breeding assets	(7,352)	-
Investment in learning assets	(33,826)	(10,000)
Investment in trademarks and patents	(13,463)	(17,592)
NET CASH USED IN INVESTING ACTIVITIES	(54,640)	(27,592)

Proceeds from notes payable	108,792	58,242
Capital contribution	-	10,000
Proceeds from convertible notes payable	145,000	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	253,792	68,242

NET (DECREASE) IN CASH	(435)	(6,873)
CASH – BEGINNING OF PERIOD	471	-
CASH – END OF PERIOD	$36	$(6,783)

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Taxes	-	-
Interest	-	-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

The accompanying notes are an integral part of these consolidated financial statements.

NEON BLOOM, INC. AND SUBSIDIARY.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND

THE YEAR ENDED DECEMBER 31, 2020

(Unaudited)

Note 1 – Organization and basis of accounting

Basis of Presentation and Organization

This summary of significant accounting policies of NEON BLOOM, INC. (a development stage company) (“the Company”) is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. The Company has realized minimal revenues from its planned principal business purpose and, accordingly, is considered to be in its development stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 915 (SFAS No. 7). The Company has elected a fiscal year end of December 31.

Business Description

The Company was incorporated on August 7, 2006 under the laws of the State of Nevada. Our fiscal year end is December 31. On December 1, 2006, the Company and Phoenix Aerospace, Inc. entered into a Share Exchange Agreement whereby Phoenix Aerospace, Inc. exchanged all of its issued and outstanding common shares for 3,000,000 of the Company’s common shares. As a result of this transaction, Phoenix Aerospace, Inc. became a wholly owned subsidiary of the Company. The Company ceased operations in late 2011. The Company has fully impaired all assets since the shutdown of its operations in 2011 and has recorded the effects of this impairment as part of its discontinued operations.

On September 4, 2018 the Eighth District Court of Clark County, Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Small Cap Compliance, LLC custodial with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock and authorize new classes of stock. On September 7, 2018, the Company filed a Form 15 terminating the registration of its Common Stock under Section 12(g) of the Securities Exchange Act of 1934.

Small Cap Compliance, LLC performed the following actions in its capacity as custodian (1) funded any expenses of the Company including paying off outstanding liabilities incurred in 2018, (2) brought the Company back into compliance with the Nevada Secretary of State, resident agent, transfer agent, and (3) OTC Markets Group appointed officers and directors and held shareholder meeting.

Small Cap Compliance, LLC received $40,000 in 2018 from Doug DiSanti, the Company’s former CEO, in connection with performing its role as custodian of the Company and paying Company debt.

On September 6, 2018, Rhonda Keaveney was appointed officer and director; Ms. Keaveney is owner of Small Cap Compliance, LLC. She resigned all positions on September 25, 2018.

On September 07, 2019, a certificate of notice of termination of registration under section 12(g) of the Securities Exchange Act of 1934, Form 15-12G was filed on behalf of the Company.

On September 26, 2018, the Company acquired Neon Bloom, Inc. f/k/a Green Leaf Investment Fund, Inc. (the “Subsidiary”). This acquisition was made by the issuance of shares at a one for one conversion rate with the existing shareholders of the Subsidiary. Neon is a science-based company that uses plant science, innovative proprietary products and technology to promote wellness and remedies in the medical cannabis and hemp industries.

On September 25, 2018, Douglas DiSanti was appointed the Company’s sole officer and director.

On September 28, 2018, the Company amended its Articles of Incorporation to change its authorized common and preferred stock. Per the amendment the Company now has 150,000,000 common shares and 5,000,000 preferred shares authorized. In addition, the 5,000,000 preferred shares have been designated Series A.

On January 28, 2021, the Company completed an acquisition of Bazelet Health Systems, Inc. in an all-stock transaction. Neon Bloom issued 120,000,000 of its common stock for 100% of the outstanding stock of Bazelet plus 750,000 shares of preferred stock. As a result of the acquisition, Dr. Salsburg Family Trust, LLC, David Grand, and Robyn Frick each became holders of 40,000,000 common shares and 250,000 preferred shares of Neon Bloom, representing a control block for the Company. The controlling stockholders of Neon Bloom and the controlling shareholders of Bazelet were not related parties prior to the share exchange transaction.

Bazelet Health Systems is a science-based company that uses plant science, innovative proprietary products and technology to promote wellness and remedies in the medical cannabis and hemp industries. In addition, the Company has expanded its business plan to include acquisition of evolving opportunities in the legal cannabis industry.

The Company’s wholly owned subsidiary, Bazelet Health Systems, Inc., is the licensed US plant patent, trademark, and manufacturer of

Panakeia™, the world’s first patented cannabis plant (US Plant Patent number US PP32,725 P2). Panakeia™ contains 0.00% tetrahydrocannabinol (THC) making it the first and only federally legal cannabis plant.

Panakeia™ is a new and distinct variety of cannabis sativa (L.). With Panakeia™, Bazelet developed proprietary ingredient used in the manufacturing and commercial supply of food, drug, and cosmetic products that comply with the Food, Drug and Cosmetic Act. The proprietary ingredient is a therapeutic, whole plant extract containing a very rare and special cannabinoid; Cannabigerol (CBG). CBG has different pharmacodynamics to THC and CBD. CBG binds more strongly to the CB2 receptor, which is located in the immune system, including neuroglia cells. CBG can act as an anti-inflammatory, antioxidant, analgesic, anti-arthritic, neuroprotective, cognitive enhancing, antidepressant/anxiolytic, metabolic, antidiabetic and has other clinical effects.

The potential implications of Panakeia™ and the proprietary ingredient are significant, far reaching, and could have a profound effect on how medicines are discovered, developed, and manufactured. Bazelet believes all people deserve to live healthy lives. This drives Bazelet’s desire to provide products that are safe, effective, and affordable.

Bazelet is breeding from varieties that are registered and approved globally, including by the EU and AOSCA, as well as new genetics that utilize [CRISPR]Cas9 to further advance our unique cannabis plants and expect these advances will transform global food supply chains. Bazelet’s scientific work that is leading to next generation super food ingredients, derived from very therapeutic, non-psychoactive cannabis.

The primary industry markets for the Bazelet proprietary ingredient:

●	Food, beverage, and supplements

●	Over The Counter, Non-prescription Drugs

●	Alternative Tobacco Products

●	Cosmetics, beauty and personal care products

●	DEA Bulk Manufacturers and DEA Registered Researchers

In addition to those Products, Bazelet established is launching the Cannabis Education and Research Initiative (“cERI”) in order to commercialize its scientific and educational assets and obtain profitable government and private sector funding surrounding cannabis, cERI will provide academic and scientific infrastructure supporting agricultural, biomedical, pharmaceutical, and pharmacological research. cERI will be “first to market” with science-based, evidence-based, accredited cannabis education course.

The accompanying consolidated financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The Company is a development stage enterprise devoting substantial efforts to establishing a new business, financial planning, raising capital, and research into products which may become part of the Company’s product portfolio. The Company has not realized significant sales through since inception. A development stage company is defined as one in which all efforts are devoted substantially to establishing a new business and, even if planned principal operations have commenced, revenues are insignificant.

The accompanying consolidated financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2 – Summary of significant accounting policies

Principles of Consolidation

The Company prepares its consolidated financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Bazelet Health Systems from January 06, 2020, inception date. All intercompany accounts, balances and transactions have been eliminated in the consolidation as at September 30, 2021.

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the assumptions used in valuation of equity-based transactions, valuation of derivative liabilities and valuation of deferred taxes.

Revenue Recognition

The Company accounts for revenue under Accounts Standard Codification (“ASC”) ASC 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company has only recently changed its business focus to its current business of exploration, development, production, and export of gold in Ghana, and to smartly find, build, and operate profitable gold and precious metal properties. Consequently, we have only limited operating history and an unproven business strategy, no current properties and prospects that have yet to be developed. As such, we have only minimal revenues of $68,266 recognized to date.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Subsequent Event

The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration.

Recent Accounting Pronouncements

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or in management’s opinion will not have a material impact on the Company’s present or future consolidated financial statements.

Note 3 – Reverse Merger

On January 28, 2021, Neon Bloom and the controlling stockholders of the Neon Bloom entered into a Share Exchange Agreement (the “Share Exchange”) with Bazelet and the shareholders of Bazelet. Bazelet’ current plan of operation consists of using plant science, innovative proprietary products and technology to promote wellness and remedies in the medical cannabis and hemp industries. In addition, the Company has expanded its business plan to include acquisition of evolving opportunities in the cannabis industry.

At the closing of the transactions contemplated by the Share Exchange (the “Closing”), in exchange for 100,000,000 shares of Bazelet’ common stock which represents 100% of the currently issued and outstanding capital stock of Bazelet, Neon Bloom will issue 120,000,000 newly issued shares of Neon Bloom’ common stock and 550,000 newly issued shares of Series A preferred stock to the Bazelet’ shareholders, representing approximately 80.10% of the Neon Bloom’ issued and outstanding common stock and preferred stock of Neon Bloom upon Closing. As a result of the Share Exchange, Bazelet shall become the Company’ wholly owned subsidiary, and the Neon Bloom shall acquire the business and operations of Bazelet. The controlling stockholders of Neon Bloom and the controlling shareholders of Bazelet were not related parties prior to the share exchange transaction.

For accounting purposes, Bazelet is considered to be the acquiring company and the Share Exchange will be accounted for as a reverse recapitalization of Neon Bloom by Bazelet because (i) Bazelet’ shareholders are expected to own approximately 80.10% of Neon Bloom’ issued and outstanding common stock immediately following the effective time of the Share Exchange, and (ii) Bazelet’ management will hold all key positions in the management of the combined company following the Closing. Under reverse recapitalization accounting, the assets and liabilities of Neon Bloom will be recorded, as of the Closing, at their fair value which is expected to approximate book value because of the short-term nature of the instruments. No goodwill or intangible assets are expected to be recognized. Consequently, the financial statements of Bazelet reflect the operations of the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former stockholders of the legal acquirer and a recapitalization of the equity of the accounting acquirer.

The following is the fair value of the assets acquired and the liabilities assumed by Bazelet in the Share Exchange:

Total Assets assumed	$-
Total Liabilities assumed	-
Net Liabilities assumed	$-

Note 4 – Going Concern

As reflected in the accompanying consolidated financial statements, the Company has net loss of $441,647 and $115,991 for the nine months ended September 30, 2021 and for the period January 06, 2020 to September 30, 2020, respectively. In addition, the Company has accumulated deficit of $502,496 and $60,849 and working capital deficit of $582,776 and $271,489 as of September 30, 2021 and December 31, 2020, respectively.

Note 5 – Related Party Transactions

On October 2, 2020, Doug DiSanti forgave all amounts due on his loan to the Company of $762,978. This is recorded in additional paid in capital. As of December 31, 2020 the Company had a loan payable of $0.00 to Doug DiSanti, former Chief Executive Officer.

On January 28, 2021, the Company completed an acquisition of Bazelet Health Systems, Inc. in an all-stock transaction. Neon Bloom issued 120,000,000 of its common stock for 100% of the outstanding stock of Bazelet plus 750,000 shares of preferred stock. As a result of the acquisition, Dr. Salsburg Family Trust, LLC, David Grand, and Robyn Frick each became holders of 40,000,000 common shares and 250,000 preferred shares of Neon Bloom, representing a control block for the Company. On that same date Doug DiSanti resigned as Chief Executive Officer. The controlling stockholders of Neon Bloom and the controlling shareholders of Bazelet were not related parties prior to the share exchange transaction.

During the nine months ended September 30, 2021, Michael Elzufon, advanced the company a total of $108,792 to cover company related expenses. As of September 30, 2021, a total of $197,141 was owed to Mr. Elzufon.

Note 6 – Stockholders Equity

On September 28, 2018, the Company amended its Articles of Incorporation to change its authorized common and preferred stock. Per the amendment the Company now has 150,000,000 common shares and 5,000,000 preferred shares authorized. In addition, the 5,000,000 preferred shares have been designated Series A.

Common Stock

On March 20, 2019, the Company issued a total of 5,866,666 for equity investments as for mentioned in Note 5. above.

On March 20, 2019, the Company issued 15,700,000 common shares to its founder Doug DiSanti at par value $0.001 for services valued at $15,700.

On March 20, 2019, the Company issued 9,869,731 common shares to Doug DiSanti, CEO at par value $0.001 for services valued at $9,870.

During the three months ended March 31, 2019, the Company issued a total of 8,984,538 of common shares for services valued at $19,985,984 to various consultants.

On May 24, 2019, the Company issued 4,333,501 common shares to its founder Doug DiSanti at par value $0.001 for services valued at $4,333. On that same date, the Company issued 8,000,000 common shares to is COO for services valued at $430,050.

During the year ended December 31, 2019, the Company issued a total of 307,352 shares of common stock for cash valued at $9,001.

During the year ended December 31, 2019, the Company cancelled 31,291,851 shares of common stock.

On February 04, 2020, the Company cancelled 4,133,333 shares of common stock.

On April 8, 2020, the Company amended its Articles of Incorporation to increase its authorized common stock. Per the amendment the Company now has 250,000,000 common shares authorized.

On January 28, 2021, the Company completed an acquisition of Bazelet Health Systems, Inc. in an all-stock transaction. Neon Bloom issued 120,000,000 of its common stock for 100% of the outstanding stock of Bazelet plus 750,000 shares of preferred stock. As a result of the acquisition, Dr. Salsburg Family Trust, LLC, David Grand, and Robyn Frick each became holders of 40,000,000 common shares and 250,000 preferred shares of Neon Bloom, representing a control block for the Company. On that same date Dough DiSanti resigned as Chief Executive Officer.

On March 23,2021 the Company issued 250,000 shares of the common stock to related party for services valued at $162,500.

On April 26, 2021, the Company issued 50,000 shares of the common stock to Dr. Ward for services valued at $22,500.

As of September 30, 2021, and December 31, 2020, a total of 150,300,000 and 30,000,000, respectively shares of common stock with par value $0.001 remain outstanding.

Preferred Stock

On September 28, 2018, the Company issued 200,000 shares of the Series A preferred stock to Doug Disanti, Chief Executive Officer for services valued at $140,000.

On January 28, 2021, the Company completed an acquisition of Bazelet Health Systems, Inc. in an all-stock transaction. Neon Bloom issued 120,000,000 of its common stock for 100% of the outstanding stock of Bazelet plus 750,000 shares of preferred stock. As a result of the acquisition, Dr. Salsburg Family Trust, LLC, David Grand, and Robyn Frick each became holders of 40,000,000 common shares and 250,000 preferred shares of Neon Bloom, representing a control block for the Company.

As of September 30,2021, and December 31, 2020, a total of 750,000 and 200,000 shares of Series A preferred stock is outstanding, respectively.

Additional paid in capital

On October 2, 2020, Doug DiSanti forgave all amounts due on his loan to the Company of $762,978. This is recorded in additional paid in capital.

Note 7 – Discontinued Operations

On October 2, 2020 the previous principal shareholder, Doug DiSanti cancelled all previous debt which the Company. Since the change of control, although engaging in ongoing discussions, Doug DiSanti and its designees have not entered into any agreements or understandings by which we would acquire any assets or a business. The Company has fully impaired any remaining assets and has recorded the effects of this impairment as part of its discontinued operations.

Note 8 – Subsequent Event

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued, February 25, 2022, and has determined that it does not have any material subsequent events to disclose in these financial statements.

NEON BLOOM, INC.

CONSOLIDATED BALANCE SHEETS
FOR THE YEAR ENDED DECEMBER 31, 2020

(Unaudited)

	December 31,	December 31,
	2020	2019
Assets
Current Assets
Cash	$-	$220,022
Prepaid and other current assets	-	455,000
Total Current Assets	-	675,022
Total Assets	$-	$675,022

Liabilities
Current Liabilities
Accounts payable and accrued expenses	$-	$6,151
Related party payable	-	759,896
Total Current Liabilities	-	766,047

Stockholders’ Equity
Preferred stock, par value $0.001, 5,000,000 Preferred shares authorized; 200,000 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	200	200
Common stock, par value $0.001, 250,000,000 shares authorized; 35,000,000 and 34,133,334 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	35,000	34,133
Additional paid in capital	21,554,852	21,461,570
Accumulated deficit	(21,590,052)	(21,586,928)
Total Stockholders’ Equity	-	(91,025)
Total Liabilities and Stockholders’ Equity	-	$675,022

The accompanying notes are an integral part of these consolidated financial statements

NEON BLOOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

(Unaudited)

	For The Year Ended December 31,
	2020	2019
Revenues	$-	$-

Operating Expenses
General and administrative expenses	225	72,045
Professional fees	2,900	20,452,466
Total Operating Expenses	3,125	20,524,511

Net Income (Loss) from Operations	(3,125)	(20,524,511)

Other Income (Expenses)
Interest income, net	-	93
Gain on discounted of operations	-	(170)
Total Other Income (Expenses)	-	(76)

NET PROFIT (LOSS)	$(3,125)	$(20,524,587)

Net Loss per Common Share - Basic and Diluted	$0.00	$(0.56)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	35,000,000	36,471,356

The accompanying notes are an integral part of these consolidated financial statements

NEON BLOOM, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2020 AND DECEMBER 31, 2019

(Unaudited)

	Common Stock		Preferred Stock		Additional Paid-In	Stockholders’ Equity	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)
Balance, January 1, 2019	14,085,285	14,085	200,000	200	$3,403,215	$(1,062,340)	$2,355,160

Equity Swap - Pulse Light Power	500,000	500			399,500		400,000

Equity Swap - SDPlex	4,166,666	4,167			(4,166)		-

Equity Swap - Holland Plug	1,200,000	1,200			958,800		960,000

Shares issued for services	8,984,538	8,985			19,976,999		19,985,984

Shares issued to Founders	25,569,731	25,570			(25,570)		-

Share cancellation	(2,221,888)	(2,222)			2,221		-

Shares issued for services	500,000	500			429,550		430,050

Shares issued to Founders	12,333,501	12,334			(12,333)		-

Shares issued for cash	307,352	307			8,694		9,001

Share cancellation	(31,291,851)	(31,292)			(3,675,340)		(3,706,632)

Net Income (Loss)	-	-	-	-	-	(20,524,587)	(20,524,587)

Balance, December 31, 2019	34,133,334	34,133	200,000	200	21,461,570	(21,586,927)	(91,024)

Balance, January 1, 2020	34,133,334	34,133	200,000	200	21,461,570	(21,586,927)	(91,024)

Share Cancellation	(4,133,334)	(4,133)	-	-	4,133	-	-

Shares Issued to Consultant	5,000,000	5,000	-	-	(5,000)	-	-

Preferred Shares Issued to Officer	-	-	200,000	200	-	-	-

Preferred Shares Cancelled Previous Officer	-	-	(200,000)	(200)	-	-	-

Net Income/(Loss)	-	-	-	-	94,149	(3,125)	91,024

Balance, December 31, 2020	35,000,000	35,000	200,000	200	$21,554,852	$(21,590,052)	$0

The accompanying notes are an integral part of these consolidated financial statements.

NEON BLOOM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2020

(Unaudited)

	For the Years Ended December 31,
	2020	2019
Cash Flows from Operating Activities
Net Profit (Loss)	$(3,125)	$(20,524,587)
Adjustment to reconcile net loss from operations:	-	-
Shares issued for services	-	20,415,534
Changes in assets and liabilities
Related party loan	-	43,143
Accounts payable and accrued expenses	-	6,151
Note payable	(216,897)	-
Net Cash Used in Operating Activities	(220,022)	(59,759)

Investing Activities
Investment in Pulse Light Power	-	-
Investment in Holland Bioscience	-	-
Net Cash Used In Investing Activities	-	-

Proceeds from sale of common stock	-	9,501
Proceeds from preferred stock	-	-
Cash Flows from Investing Activities	-	9,501

NET (DECREASE) INCREASE IN CASH	(220,022)	(50,258)
CASH - BEGINNING OF PERIOD	220,022	270,280
CASH - END OF PERIOD	$-	$220,022

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Taxes	-	-
Interest	-	-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Investment in Pulse Light Power	-	-
Investment in Holland Bioscience	-	-

The accompanying notes are an integral part of these consolidated financial statements

NEON BLOOM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 and DECEMBER 31, 2019

(Unaudited)

Note 1 – Organization and basis of accounting

Basis of Presentation and Organization

This summary of significant accounting policies of NEON BLOOM, INC. (a development stage company) (“the Company”) is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. The Company has realized minimal revenues from its planned principal business purpose and, accordingly, is considered to be in its development stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 915 (SFAS No. 7). The Company has elected a fiscal year end of December 31.

Business Description

The Company was incorporated on August 7, 2006 under the laws of the State of Nevada. Our fiscal year end is December 31. On December 1, 2006, the Company and Phoenix Aerospace, Inc. entered into a Share Exchange Agreement whereby Phoenix Aerospace, Inc. exchanged all of its issued and outstanding common shares for 3,000,000 of the Company’s common shares. As a result of this transaction, Phoenix Aerospace, Inc. became a wholly owned subsidiary of the Company. The Company ceased operations in late 2011. The Company has fully impaired all assets since the shutdown of its operations in 2011 and has recorded the effects of this impairment as part of its discontinued operations.

On September 4, 2018 the Eighth District Court of Clark County, Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Small Cap Compliance, LLC custodial with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock and authorize new classes of stock. On September 7, 2018, the Company filed a Form 15 terminating the registration of its Common Stock under Section 12(g) of the Securities Exchange Act of 1934.

Small Cap Compliance, LLC performed the following actions in its capacity as custodian:

●	funded any expenses of the company including paying off outstanding liabilities, incurred in 2018.

●	brought the Company back into compliance with the Nevada Secretary of State, resident agent, transfer agent, OTC Markets Group

●	Appointed officers and directors and held a shareholders meeting

Small Cap Compliance, LLC received $40,000 in 2018 from Doug Disanti, the former Chief Executive Officer of the Company in connection with performing its role as custodian of the Company and paying Company debt.

On September 6, 2018, Rhonda Keaveney was appointed officer and director; Ms. Keaveney is owner of Small Cap Compliance, LLC. She resigned all positions on September 25, 2018.

On September 07, 2019, a certificate of notice of termination of registration under section 12(g) of the Securities Exchange Act of 1934, Form 15-12G was filed on behalf of the Company.

On September 26, 2018, the Company acquired Neon Bloom, Inc. f/k/a Green Leaf Investment Fund, Inc. (the “Subsidiary”). This acquisition was made by the issuance of shares at a one for one conversion rate with the existing shareholders of the Subsidiary. Neon is a science-based company that uses plant science, innovative proprietary products and technology to promote wellness and remedies in the medical cannabis and hemp industries.

On September 25, 2018, Douglas DiSanti was appointed the Company’s sole officer and director.

On September 28, 2018, the Company amended its Articles of Incorporation to change its authorized common and preferred stock. Per the amendment the Company now has 150,000,000 common shares and 5,000,000 preferred shares authorized. In addition, the 5,000,000 preferred shares have been designated Series A.

On April 8, 2020, the Company amended its Articles of Incorporation to change its authorized common stock. Per the amendment the Company now has 250,000,000 common shares authorized.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The Company is a development stage enterprise devoting substantial efforts to establishing a new business, financial planning, raising capital, and research into products which may become part of the Company’s product portfolio. The Company has not realized significant sales through since inception. A development stage company is defined as one in which all efforts are devoted substantially to establishing a new business and, even if planned principal operations have commenced, revenues are insignificant.

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2 – Summary of significant accounting policies

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC Topic 740, Income Taxes. Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry- forward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate

Subsequent Event

The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration.

Recent Accounting Pronouncements

In February 2016, the FASB issued an accounting standard update for leases. The ASU introduces a lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in the current accounting guidance as well as the FASB’s new revenue recognition standard. However, the ASU eliminates the use of bright-line tests in determining lease classification as required in the current guidance. The ASU also requires additional qualitative disclosures along with specific quantitative disclosures to better enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The pronouncement is effective for annual reporting periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, for nonpublic entities using a modified retrospective approach. Early adoption is permitted. The Company is still evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures and has not yet determined the method by which it will adopt the standard.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 4 – Discontinued Operations

The Company has fully impaired all assets since the shutdown of its operations in 2011 and has recorded the effects of this impairment as part of its discontinued operations. With the absence of a substantial amount of the old records and the passage of the statute of limitations the company has recorded a discontinued operations expense in 2011 the most current year since operations shutdown based on the accumulated records obtained to date through the third quarter ended 2020.

Note 5 – Investments

Effective December 5, 2017, the Company executed an Equity Swap Agreement with SDPlex Co., LTD. (“SDP”). Per the terms of the agreement SDP was issued 4,166,666 shares of common stock in exchange for a 5% equity stake in SDP. The stock was valued at $0.48 per share for total asset value of $2,000,000, which has been disclosed on the balance sheet as a long-term asset recorded at cost. The common stock was issued on March 20, 2019.

Effective September 04, 2018, the Company executed an Equity Swap Agreement with Pulsed Light Power, B.V. (“PLP”). Per the terms of the agreement SDP was issued 500,000 shares of common stock in exchange for a 25% equity stake in Green Leaf Investment Fund. Inc. The stock was valued at $0.80 per share for total asset value of $400,000, which has been disclosed on the balance sheet as a long-term asset recorded at cost. The common stock was issued on March 20, 2019.

Effective September 04, 2018, the Company executed an Equity Swap Agreement with Holland Plug International, B.V. (“HPL”). Per the terms of the agreement SDP was issued 1,200,000 shares of common stock in exchange for a 30% equity stake in HPL. The stock was valued at $0.80 per share for total asset value of $960,000, which has been disclosed on the balance sheet as a long-term asset recorded at cost. The common stock was issued on March 20, 2019.

On November 17th, 2019, the “Stock Purchase Agreement” was mutually cancelled for SDPlex Co. Ltd. There were 4,166,666 common shares returned to the company’s treasury.

On November 25th, 2019, the “Stock Purchase Agreements” were mutually cancelled for Holland Plug International, B.V. and Holland Pulse Light, B.V. There were 1,700,000 common shares returned to the company’s treasury.

As of December 31, 2020, the Company no longer had any investments recorded on the balance sheet.

Note 6 – Related Party Transactions

On September 28, 2018, the Company issued 200,000 shares of the Series A preferred stock to Doug Disanti, Chief Executive Officer for services valued at $140,000.

On March 20, 2019, the Company issued 15,700,000 common shares to its founder Doug DiSanti at par value $0.001 for services valued at $15,700.

On March 20, 2019, the Company issued 9,869,731 common shares to Doug DiSanti, CEO at par value $0.001 for services valued at $9,870.

On May 24, 2019, the Company issued 4,333,501 common shares to its founder Doug DiSanti at par value $0.001 for services valued at $4,333. On that same date, the Company issued 8,000,000 common shares to is COO for services valued at $430,050.

As of December 31, 2019, the Company had a loan payable of $759,896 and $716,752, respectively to Doug DiSanti, Chief Executive Officer. This loan is unsecured, non-interest bearing, and has no specific terms for repayment. The loan was paid and satisfied on October 2, 2020. The company no longer has any existing loans on the books as of December 31, 2020.

Note 6 – Income Taxes

The Company provides for income taxes under FASB ASC 740, Accounting for Income Taxes. FASB ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

FASB ASC 740 requires the reduction of deferred tax assets by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $19,965 which is calculated by multiplying a 21% estimated tax rate by the cumulative net operating loss (NOL) adjusted for the following items:

For the period ended December 31,	2020	2019
Book loss for the year	$(3,125)	(20,514,132)
Adjustments:
Accounts payable	-	6,151
Stock Compensation	-	20,416,034
Tax loss for the year	(656)	(91,947)
Estimated effective tax rate	21%	21%
Deferred tax asset	$(656)	(19,309)
Details for the last period are as follows:
For the period ended December 31,	2020	2019
Deferred tax asset	$656	19,309
Valuation allowance	(656)	(19,309)
Current taxes payable	-	-
Income tax expense	$-	-

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire. The total NOL carry forward as of December 31, 2019 was $156,524 as itemized below:

Note 7 – Stockholders Equity

On September 28, 2018, the Company amended its Articles of Incorporation to change its authorized common and preferred stock. Per the amendment the Company now has 150,000,000 common shares and 5,000,000 preferred shares authorized. In addition, the 5,000,000 preferred shares have been designated Series A.

On April 8, 2020, the Company amended its Articles of Incorporation to change its authorized common stock. Per the amendment the Company now has 250,000,000 common shares authorized.

Common Stock

On March 20, 2019, the Company issued a total of 5,866,666 for equity investments as for mentioned in Note 5. above.

On March 20, 2019, the Company issued 15,700,000 common shares to its founder Doug DiSanti at par value $0.001 for services valued at $15,700.

On March 20, 2019, the Company issued 9,869,731 common shares to Doug DiSanti, CEO at par value $0.001 for services valued at $9,870.

During the three months ended March 31, 2019, the Company issued a total of 8,984,538 of common shares for services valued at $19,985,984 to various consultants.

On May 24, 2019, the Company issued 4,333,501 common shares to its founder Doug DiSanti at par value $0.001 for services valued at $4,333. On that same date, the Company issued 8,000,000 common shares to is COO for services valued at $430,050.

During the year ended December 31, 2019, the Company issued a total of 307,352 shares of common stock for cash valued at $9,001. During the year ended December 31, 2019, the Company cancelled 31,291,851 shares of common stock.

On February 04, 2020, the Company cancelled 4,133,333 shares of common stock.

On November 13, 2020, the company issued a consultant 5,000,000 shares of common stock.

As of December 31, 2020, and December 31, 2019, a total of 35,000,000 and 34,133,334, respectively shares of common stock with par value $0.001 remain outstanding.

Preferred Stock

On September 28, 2018, the Company issued 200,000 shares of the Series A preferred stock to Doug Disanti, Chief Executive Officer for services valued at $140,000.

As of December 31, 2019, a total of 200,000 shares of Series A preferred stock is outstanding.

On June 14, 2020, Douglas DiSanti resigned all positions with the company. On the same day Roger Werthmann was appointed CEO and sole director. On June 22, 2020 Mr. Werthmann was issued 200,000 preferred shares for his services to the company. On July 14, 2020, Mr. DiSanti the former executive retired his preferred shares with the company.

Note 8 – Subsequent Event

On January 28, 2021, the company completed an acquisition of Bazelet Health Systems, Inc. in an all-stock deal. Neon Bloom issued 120,000,000 of its common stock for 100% of the outstanding shares in Bazelet Health Systems, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information was prepared under United States generally accepted accounting principles (“U.S. GAAP”), and gives effect to the Share Exchange Agreement (the “Share Exchange”) between Neon Bloom, Inc. (“Neon Bloom”) and Bazelet Health Systems, Inc (“Bazelet”) to be accounted for as a reverse acquisition under U.S. GAAP. In addition, the pro forma condensed combined financial information gives effect to the proposed issuance of 150,000,000 shares of Neon Bloom’ shares of common stock and 750,000 shares of Series A Preferred stock to “Bazelet’ shareholders.

The Share Exchange is accounted for as a reverse recapitalization under U.S. GAAP as the Share Exchange results in a change of control of Neon Bloom. Bazelet’ was determined to be the accounting acquirer based upon the terms of the Share Exchange and other factors including: (i) Bazelet’ shareholders are expected to own approximately 80.10% of Neon Bloom’ issued and outstanding common stock immediately following the effective time of the Share Exchange (the “Closing”), and (ii) Bazelet’ management will hold all key positions in the management of the combined company. The Closing of the Share Exchange is subject to certain conditions, including the approval of Neon Bloom’ shareholders.

The following unaudited pro forma condensed combined financial statements are based on Bazelet’ historical financial statements and Neon Bloom’ historical financial statements, as adjusted, to give effect to Bazelet’ reverse recapitalization of Neon Bloom. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 give effect to these transactions as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of December 31, 2020 gives effect to these transactions as if they had occurred on December 31, 2020. The unaudited pro forma condensed combined financial statements for the year ended December 30, 2019 are not presented as Bazelet was incorporated on January 06, 2020 (the “inception date”); and therefore, there was no historical financial statements prior to the inception date. Because Bazelet will be treated as the acquirer under the reverse recapitalization, Bazelet’ and Neon Bloom’ assets and liabilities will be recorded at their precombination carrying amounts in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The application of reverse recapitalization accounting is dependent upon certain valuations and other studies that have yet to be completed. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final reverse recapitalization accounting, expected to be completed at the Closing, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined organization’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Neon Bloom and Bazelet been a combined organization during the specified periods. The actual results reported in periods following the transaction may differ significantly from those reflected in the pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this pro forma condensed combined financial information.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

UNAUDITED PROFORMA CONDENSED COMBINED
BALANCE SHEETS

AT DECEMBER 31, 2020

	Neon Bloom	Bazelet Health Systems	Proforma Adjustments	Note	Proforma Combined
ASSETS
Current Assets
Cash and cash equivalents	$-	$471	$-		$471
Prepaid expenses	-	-	-		-
Total current assets		471			471

Intangible assets		13,922			13,922
Investments-plant breeding assets		63,850			63,850
Patents, trademarks and licensing		142,868			142,868
TOTAL ASSETS	$-	$221,111	$-		$221,111

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$-	$17,500	$-		$17,500
Deferred management fees payable	-	166,110	-		166,110
Notes payable	-	88,350	-		88,350
TOTAL LIABILITIES	-	271,960	-		271,960

Commitments and contingencies	-	-

Stockholders’ Deficit
Preferred stock: 5,000,000 shares authorized; $0.001 par value 750,000 and 0 issued and outstanding at December 31, 2020	200	-	550	(a)	750
Common stock: 150,000,000 shares authorized; $0.001 par value 150,000,000 shares issued and outstanding at December 31, 2020	30,000	10,000	110,000	(a)	150,000
Additional paid in capital	22,228,682	-	(22,369,431)	(a)	(140,750)
Accumulated deficit	(2,258,882)	(60,849)	22,258,881	(a)	(60,849)
Total Stockholders’ Deficit	-	(50,849)	-		(50,849)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$221,111	$-		$221,111

The accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PROFORMA CONDENSED COMBINED
STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

	Neon Bloom For the Year Ended December 31, 2020	Bazelet For the Period from January 06, 2020 (inception) to December 31, 2020	Proforma Adjustments	Note	Proforma Combined
Operating Expenses
General and administrative	$225	$51,775	$(225)		$51,775
Management fee		14,938			14,938
Selling and Marketing		15,273			15,273
Professional fees	2,900	4,800	(2,900)		4,800
Total Operating Expenses	3,125	86,787	(3,125)		86,787

Loss from operations	(3,125)	(86,787)	3,125		(86,787)

Other Income (Expense)
Capitalized management fee	-	14,938	-		14,938
Loss for discontinued operations	(668,829)	-	668,829		-
Other income	-	11,000	-		11,000
Total other (expense) income	(668,829)	25,938	668,829		25,938

Provision for income taxes	-	-	-		-

Net Loss	$(671,954)	$(60,849)	$671,954		$(60,849)

Basic and diluted net loss per common share	$(0.02)				$(0.06)

Weighted average number of common shares outstanding - basic and diluted	30,373,699		110,000,000	(b)	140,373,699

The accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO THE
UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Description of Transaction and Basis of Presentation

Share Exchange Agreement

On January 28, 2021, Neon Bloom and the controlling stockholders of the Neon Bloom entered into a Share Exchange Agreement (the “Share Exchange”) with Bazelet and the shareholders of Bazelet. Bazelet’ current plan of operation consists of using plant science, innovative proprietary products and technology to promote wellness and remedies in the medical cannabis and hemp industries. In addition, the Company has expanded its business plan to include acquisition of evolving opportunities in the cannabis industry.

At the closing of the transactions contemplated by the Share Exchange (the “Closing”), in exchange for 100,000,000 shares of Bazelet’ common stock which represents 100% of the currently issued and outstanding capital stock of Bazelet, Neon Bloom will issue 120,000,000 newly issued shares of Neon Bloom’ common stock and 550,000 newly issued shares of Series A preferred stock to the Bazelet’ shareholders, representing approximately 80.10% of the Neon Bloom’ issued and outstanding common stock and preferred stock of Neon Bloom upon Closing. As a result of the Share Exchange, Bazelet shall become the Company’ wholly owned subsidiary, and the Neon Bloom shall acquire the business and operations of Bazelet. The controlling stockholders of Neon Bloom and the controlling shareholders of Bazelet were not related parties prior to the share exchange transaction.

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC. The unaudited pro forma condensed combined balance sheet as of December 31, 2020 is presented as if the Share Exchange had been completed on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the period January 06, 2020 (inception) to ended December 31, 2020 assumes that the Share Exchange occurred on January 1, 2020 and combines the historical results of Bazelet and Neon Bloom.

For accounting purposes, Bazelet is considered to be the acquiring company and the Share Exchange will be accounted for as a reverse recapitalization of Neon Bloom by Bazelet because (i) Bazelet’ shareholders are expected to own approximately 80.10% of Neon Bloom’ issued and outstanding common stock immediately following the effective time of the Share Exchange, and (ii) Bazelet’ management will hold all key positions in the management of the combined company following the Closing. Under reverse recapitalization accounting, the assets and liabilities of Neon Bloom will be recorded, as of the Closing, at their fair value which is expected to approximate book value because of the short-term nature of the instruments. No goodwill or intangible assets are expected to be recognized. Consequently, the financial statements of Bazelet reflect the operations of the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former stockholders of the legal acquirer and a recapitalization of the equity of the accounting acquirer. The historical financial statements of Neon Bloom and Bazelet, which are provided elsewhere in this registration statement, have been adjusted to give pro forma effect to events that are (i) directly attributable to the Share Exchange, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

To the extent there are significant changes to the business following completion of the Share Exchange, the assumptions and estimates set forth in the unaudited pro forma condensed financial statements could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Share Exchange. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

Note 2 – Preliminary Fair value of the Assets Acquired and the Liabilities Assumed

The following is the preliminary estimate of the fair value of the assets acquired and the liabilities assumed by Bazelet in the Share Exchange:

Dr. (Cr.)
Cash and cash equivalents	$0
Accounts payable	0
Net liabilities acquired	$0

Note 3 – Proforma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Represents the issuance of 120,000,000 shares of common stock and 750,000 shares of Series A Preferred stock of Neon Bloom to Bazelet’ shareholders and its effect on historical equity of Neon Bloom in connection with the Share Exchange.

Description	Debit	Credit
Common stock (Bazelet)	10,000
Accumulated deficit		22,258,881
Series A Preferred stock (Neon Bloom)		550
Common stock (Neon Bloom)		120,000
Additional paid in capital	22,369,431

(b)	Represents the increase in the weighted average shares due to the issuance of 120,000,000 shares of Neon Bloom’ common stock to Bazelet in connection with the Share Exchange.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 4, 2022.

By:	/s/ Michael Elzufon
Michael Elzufon Principal Executive Officer March 4, 2022

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Michael Elzufon
Michael Elzufon Principal Financial Officer March 4, 2022

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Michael Elzufon
Michael Elzufon CEO March 4, 2022

PART III: EXHIBITS

Index to Exhibits

		Filed Herewith (*)	Incorporated by Reference
Exhibit No.	Description		Filing Type	Date Filed
2.1	Articles of Incorporation		8-K	03/15/2019
2.2	Amendment to Articles of Incorporation		1-A	01/05/2022
2.3	Bylaws		10-12G	02/22/2019
3.1	Certificate of Designation, Series B Preferred		1-A	01/05/2022
4.1	Subscription Agreement		1-A	01/05/2022
6.1	Bazelet Purchase Agreement, dated January 28, 2021		1-A	01/05/2022
6.2	Convertible note payable to David Hall, dated February 25, 2021		1-A	01/05/2022
6.3	Michael Elzufon Employment Agreement		1-A	01/05/2022
6.4	Walter Tabascheck Employment Agreement	*
12.1	Legal Opinion and Consent		1-A	01/05/2022